For More Information
Contact:  James F. Oliviero
KSW, Inc., (718) 340-1409
joliviero@ksww.com

FOR IMMEDIATE RELEASE

KSW, INC. REPORTS FIRST QUARTER 2009 RESULTS

Long Island City, New York – May 6, 2009 – KSW, Inc. (NASDAQ: KSW) today reported financial results for the first quarter of 2009.

Total revenue for the first quarter of 2009 was $19,706,000 as compared to $20,491,000 for the first quarter of 2008.  Net income was $287,000 for the first quarter of 2009 as compared to net income of $840,000 for the first quarter of 2008.  This represents earnings per share of $.05 per share (basic and diluted), for the first quarter of 2009 as compared to an earnings per share of $0.13 per share (basic and diluted), for the first quarter of 2008.

As of March 31, 2009, the Company’s backlog was approximately $38,300,000, which does not include the Mt. Sinai Center for Science & Medicine Project, which is currently estimated to have a value between $58 and $61 million.  KSW has been notified that the Owner has approved the Company as the trade manager for the construction phase of the project.  However, the final contract value has yet to be determined and contract documents have not yet been executed.  The March 31, 2009 backlog also does not include two upper west side contracts, which were terminated by the Owner in March 2009.  The Company, with the help of union concessions, was able to negotiate new agreements for the completion of those two projects.

Chairman of the Board, Floyd Warkol, commented: “Our first quarter revenue and income were impacted by the economic recession and credit crunch, which directly resulted in the cancellation of several large projects.  However, our cash position remains strong, and we have aggressively begun bidding on public sector work, where opportunities for new work should expand under the Federal Government’s stimulus program.”

About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects.  KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the New York Presbyterian Cardiovascular Center and the Mount Sinai Center for Science and Medicine where the Company is currently performing pre-construction services.

For further information, please visit our website at www.kswmechanical.com.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995).  These forward looking statements generally can be identified as statements that include phrases such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “foresee”, “likely”, “should”, “will” or other similar words or phrases.  Such forward-looking statements concerning management’s expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements.  Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company’s historical financial statements.  All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors.  The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Visit our website at www.kswmechanical.com.